Q2 2003 RESULTS PRESENTATION - 31 July 2003


Basingstoke,  UK - 15 July 2003 - Shire  Pharmaceuticals  Group  plc (LSE:  SHP,
NASDAQ: SHPGY; TSX: SHQ) will announce second quarter 2003 earnings on Thursday, 31 July 2003.

   Results announcement time:               12:00 BST / 07:00 ET
   Conference call time:                    14:00 BST / 09:00 ET


Live conference call:
The details of the live conference call are as follows:

  UK dial in                                + 44 1452 542 304
  US / Canada dial in                       1866 389 9780
  Password                                  Shire Pharmaceuticals


Live  audio  webcast:
There  will  also  be  a  live  audio  webcast  available,   accessible  through
www.shire.com in the investor relations section. A slide presentation to accompany the call will also be available on the Shire website.


Replay:
A replay of the presentation will be available for 2 weeks. Details are as follows:

  ----------------------------------------- ------------------------------------
  UK International no:                      + 44 (0)1452 55 00 00
  ----------------------------------------- ------------------------------------
  UK PIN (access) no:                       321825#
  ----------------------------------------- ------------------------------------
  US no:                                    1866 276 1167
  ----------------------------------------- ------------------------------------
  US PIN (access) no:                       321825#
  ----------------------------------------- ------------------------------------
  Webcast Replay                            www.shire.com, in the investor
                                            relations section

If you have any problems  accessing this, please contact:  Souheil Salah on: +44
(0) 1256 894 160

                                                         End

For further information please contact:

Global Investor Relations
Clea Rosenfeld                                               +44 (0)1256 894 160
North America Investor Relations
Gordon Ngan                                                  +44 (0)1256 894 160

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Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a rapidly growing international emerging pharmaceutical company with a strategic focus on four therapeutic areas
- central nervous system disorders (CNS), gastrointestinal (GI), oncology, and anti-infectives. Shire also has three platform technologies: advanced drug delivery, lead optimisation for small molecules and Biologics. Shire's core strategy is based on research and development combined with in-licensing and a focus on key pharmaceutical markets.

For  further   information  on  Shire,   please  visit  the  Company's  website:
www.shire.com

THE "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements included herein that are not historical facts, are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialise, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialisation, the impact of competitive products, including, but not limited to, the impact on Shire's Attention Deficit Hyperactivity Disorder (ADHD) franchise, patents, including but not limited to, legal challenges relating to Shire's ADHD franchise, government regulation and approval, including but not limited to the expected product approval date of lanthanum carbonate (FOSRENOL(R)) and METHYPATCH (R) , and other risks and uncertainties detailed from time to time in our filings, including the Annual Report filed on Form 10-K by Shire with the Securities and Exchange Commission.